GOLDEN MATRIX GROUP

You Can Bet On Us


25
17

FY23 Q2
CORPORATE HIGHLIGHTS

Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of RKings to obtain additional gaming licenses; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management' s Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company's Transition Report on Form 10-K for the nine month transition period ended October 31, 2021 and the Quarterly Reports on Form 10-Qs for the quarters ended January 31, 2022 and April 30, 2022 filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law.

FINANCIAL HIGHLIGHTS

The Company continues to deliver strong results. During the six months ended April 30, 2022, we have increased our revenues, Net Profits, strengthened our Balance Sheet and positioned the Company for possible future acquisitions.

THREE MONTHS REVENUES

+221% Last Year* ^^

Revenues of **$8,482,743** for the 3 months ended April 30, 2022 compared to the 3 months ended April 30, 2021 of **$2,639,511**

Feb 2022-Apr 2022	$8,482,743
Feb-2021-Apr 2021	$2,639,511

THREE MONTHS NET INCOME ATTRIBUTABLE TO GMGI

+359% Last Year*

Net income attributable to GMGI of **$586,984** for the 3 months ended April 30, 2022 compared to the 3 months ended April 30, 2021 of **$127,986**

Feb 2022-Apr 2022	$586,984
Feb-2021-Apr 2021	$127,986

SIX MONTHS REVENUES

+278% Last Year** ^^

Revenues of **$17,359,848** for the 6 months ended April 30, 2022 compared to the 6 months ended April 30, 2021 of **$4,590,917**

Nov 2021-Apr 2022	$17,359,848
Nov-2020-Apr 2021	$4,590,917

SIX MONTHS NET INCOME ATTRIBUTABLE TO GMGI

+420% Last Year**

Net income attributable to GMGI of **$936,363** for the 6 months ended April 30, 2022 compared to the 6 months ended April 30, 2021 of **$180,144**

Nov 2021-Apr 2022	$936,363
Nov-2020-Apr 2021	$180,144

ASSETS

+64% Oct 31, 2021 ^^

Assets of **$33,501,019** which is an increase of **64%** compared to the previous fiscal year end at October 31, 2021 of **$20,458,948**

April 30, 2022	$33,501,019
October 31, 2021	$20,458,948

SHAREHOLDERS' EQUITY OF GMGI

+37% Oct 31, 2021

Shareholders' Equity of GMGI of **$25,999,736** which is an increase of 37% compared to the previous fiscal year end at October 31, 2021 of **$18,928,109**

April 30, 2022	$25,999,736
October 31, 2021	$18,928,109

**Last year: three-month period from February 1, 2021 to April 30, 2021*

***Last year:six-month period from November 1, 2020 to April 30, 2021*

^^The revenues, and total assets referenced in this press release include the 20%, held in RKingsCompetitions Ltd by minority interests. More detailed information on minority interest factors can be found in our most recent Quarterly Reports on Form 10-Q.



Brian Goodman

(Chief Eecutive Officer)

CEO MESSAGE

"We are pleased with our strong financial performance in the second fiscal quarter, driven in large part by healthy underlying customer behavior and our ability to capture efficiencies within both B2B and B2C segments. Revenues increased by 221% and net profit increased by 359% when compared with revenues and profits reported in the like year-ago quarter. Also, this marks GMGI's 15th consecutive quarter of profitability.

In addition to strengthening engagement with operators in GMGI's core B2B business and introducing the GMX-Ag (aggregate) platform into new global markets, we have expanded the Company's global footprint through the recently acquired B2C RKings' business - and with plans to soon introduce the RKings tournament platform into the Mexican market.

During the quarter we launched the upgraded RKings System, which has already begun to improve user acquisition, retention and engagement. The System was designed and implemented by our in-house development team, which added innovative features and functionality to the tournament platform and is expected to generate even stronger financial results from RKings in the current and future quarters.

We enter the second half of the year with two solid and profitable divisions - both having exciting growth prospects - and with a strong balance sheet.

We are evaluating new opportunities in both B2B and B2C spaces, and we are seeking to acquire businesses that would be accretive to earnings. We believe Golden Matrix is now well-positioned to increase its participation in the very large and fast-growing global gaming market.

I deeply appreciate the dedication and commitment of the company's entire team of management and employees, and the continuing support of our shareholders."